UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2014

AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE, SUITE 11, NEWTON, MASSACHUSETTS, 02459
 (Address of principal executive offices, including Zip Code)

617- 332-0004
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2014, Ambient Corporation (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“NASDAQ”) indicating that the Company no longer complies with the minimum stockholders’ equity requirement for continued listing on the NASDAQ Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on the NASDAQ Capital Market to maintain stockholders’ equity of at least $2.5 million. NASDAQ requested that the Company submit a plan (the “Plan”) to return to compliance with the minimum stockholders’ equity listing requirement. The receipt of this letter was previously disclosed by the Company in a report on a Form 8-K on April 24, 2014.

 On June 10, 2014 the Company submitted to the Staff a Plan to regain compliance with the Rule. On July 10, 2014, NASDAQ provided written notification to the Company that the Staff has determined to deny the Company’s request for an extension of time to regain compliance. The Company may appeal this determination which would be reviewed by a hearings panel. Absent such appeal, the Company’s common stock will be delisted from the Nasdaq Capital Market at the opening of business on July 21, 2014. The Company does not plan to appeal this determination.

Following the delisting of the Company’s common stock, the Company expects to be eligible for quotation on the OTC Bulletin Board, a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. However, quotation on the OTC Bulletin Board will depend on whether one or more market makers successfully apply to quote the Company’s securities. No assurance can be given that market makers currently making a market in the Company’s securities will continue to make a market in the Company’s common stock or that the Company’s common stock will continue to be eligible for quotation on the OTC Bulletin Board. If the Company’s common stock is not quoted on the OTC Bulletin Board beginning on July 21, 2014, the Company expects that the common stock will trade on the Pink Sheets, a real-time quotation service maintained by Pink Sheets LLC, beginning on July 21, 2014. The Company cannot, however, provide any assurance that its common stock will be quoted on the OTC Bulletin Board, or in any other quotation service, following the delisting from the Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: July 15, 2014	By:	/s/ John J. Joyce
John J. Joyce
Chief Executive Officer

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